                                                                     EXHIBIT 5.2



                                                                  March 14, 2002

American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas 76155

AMR Corporation
4333 Amon Carter Boulevard
Fort Worth, Texas 76155

                  American Airlines, Inc. and AMR Corporation
                       Registration Statement on Form S-3
                             (Filed March 14, 2002)

                                   ----------

Ladies and Gentlemen:

         We have acted as special counsel to American Airlines, Inc., a Delaware corporation (the "Company"), and AMR Corporation, a Delaware corporation ("AMR"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement, as amended, on Form S-3 (Filed March 14, 2002) (the "Registration Statement") and the prospectus included therein (the "Prospectus") that relates to Pass Through Certificates (the "Pass Through Certificates"). The Pass Through Certificates may be issued by the Company on a delayed basis from time to time in one or more series in an aggregate offering price of up to $2,500,000,000 under a Pass Through Trust Agreement to be entered into between the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee"), substantially in the form filed as Exhibit 4.3 to the Registration Statement (the "Pass Through Trust Agreement"). The obligations of the Company under the Leases (in the case of Aircraft leased to the Company) or the Equipment Notes (in the case of Aircraft owned by the Company), or both, relating to the Pass Through Certificates of a series may be guaranteed by AMR pursuant to a Guarantee substantially in the form of the draft, dated March 14, 2002, thereof previously provided to us (each, a "Guarantee"). Capitalized terms used herein without definition have the meanings specified in the form of Pass Through Trust Agreement so filed as an exhibit to the Registration Statement.

         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the form of Pass Through Trust Agreement filed as an exhibit to the Registration Statement, the form of Guarantee, and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We also have relied upon, and have assumed the accuracy of, the representations and warranties as to factual matters contained in the forms of the Pass Through Trust Agreement and the Guarantee that we have examined and representations, statements and certificates of or from public officials and of or from officers and representatives of the Company, AMR and others.

         Based on and subject to the foregoing and subject to the further qualifications and assumptions set forth below, we are of the following opinion:

         1. With respect to the Pass Through Certificates of each series, when
(a) the execution and delivery of the Pass Through Trust Agreement by the Company and the Trustee and the execution, authentication, issuance and delivery of the Pass Through Certificates of such series by the Trustee shall have been duly authorized by all necessary corporate action of the Company and the Trustee, (b) the Pass Through Trust Agreement shall have been duly executed and delivered by the Company and the Trustee, (c) the Trust Supplement establishing the terms of the Pass Through Certificates of such series and forming the related Trust shall have been duly authorized, executed and delivered by the Company and the Trustee in accordance with the terms and conditions of the Pass Through Trust Agreement, and (d) the Pass Through Certificates of such series shall have been duly executed, authenticated, issued and delivered by the Trustee and issued, sold and paid for as contemplated by each of the Registration Statement, the Prospectus, the supplement or supplements to the Prospectus relating to the Pass Through Certificates of such series, the Pass Through Trust Agreement and the related Trust Supplement, assuming that the terms of the Pass Through Certificates of such series, the Pass Through Trust Agreement and the related Trust Supplement, and the issuance and sale of such Pass Through Certificates, are in compliance with then applicable law, (i) the Pass Through Trust Agreement, as supplemented by such Trust Supplement, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and (ii) the Pass Through Certificates of such series will be validly issued and will be entitled to the benefits of the Pass Through Trust Agreement and the related Trust Supplement.

         2. With respect to each Guarantee, (a) when the execution and delivery of such Guarantee shall have been duly authorized by all necessary corporation action of AMR, and (b) such Guarantee shall have been duly executed and delivered by AMR and issued by AMR as contemplated by each of the Registration Statement, the Prospectus, the supplement or the supplements to the Prospectus relating to the Pass Through Certificates of the series to which such Guarantee relates, the Pass Through Trust Agreement and the related Trust Supplement, assuming that the terms of such Guarantee and the execution, delivery and issuance thereof are in accordance with then applicable law, such Guarantee will constitute a valid and binding obligation of AMR, enforceable against AMR in accordance with its terms.

         3. The statements under the caption "Certain Federal Income Tax Consequences" in the Prospectus, insofar as they constitute statements of law or legal conclusions, are correct in all material respects as of the date hereof.

         The opinions expressed in paragraphs 1 and 2 above are limited by and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general equitable principles (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceedings may be brought, (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality and (iv) in the case of indemnity, contribution or exculpation provisions, public policy considerations. Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Pass Through Trust Agreement, any Trust Supplement, any Pass Through Certificate or any Guarantee that purports to (i) waive, release or vary any defense, right, privilege or benefit of any party or any duties owing to any party to the extent that such waiver, release or variation may be limited by Section 1-102(3) of the UCC or other provisions of applicable law or (ii) provide that the terms thereof may not be waived or modified except in writing, or that any prohibited or unenforceable provision thereof may be severed without invalidating the remaining provisions thereof. In addition, (i) the enforceability of any provision in the Pass Through Trust Agreement, any Trust Supplement, any Pass Through Certificate or any Guarantee to the effect that certain determinations made by one party shall have conclusive effect may be limited under certain circumstances, and (ii) a claim or judgment with respect to any Pass Through Certificates or any Guarantee denominated other than in United States dollars may need to be converted into United States dollars pursuant to procedures specified by applicable law.

         Our opinions expressed in paragraphs 1 and 2 above are limited to the laws of the State of New York.

         In rendering the opinions expressed in paragraphs 1 and 2 above, we have assumed that each of the Company, AMR and the Trustee is and will be duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has or will have the full power and authority to carry on its business and to enter into the Pass Through Trust Agreement, each Trust Supplement, each Guarantee (in the case of AMR) and the Pass Through Certificates (in the case of the Trustee), and to perform its obligations thereunder. We have further assumed that the execution, delivery and performance by each of the Company, AMR and the Trustee of its obligations under the Pass Through Trust Agreement, each Trust Supplement, each Guarantee (in the case of
AMR) and the Pass Through Certificates (in the case of the Trustee), (i) do not and will not contravene, conflict with, breach or constitute (with or without notice or lapse of time) a default under, or result in the creation of a lien upon any of its properties under, the terms of (x) its charter or by-laws or other constituent documents, (y) any agreement, instrument, obligation or contract to which it is a party or by which it or its properties may be bound or
(z) any applicable law, rule or regulation or any applicable requirement or restriction imposed by any court, tribunal or governmental body and (ii) do not and will not require any consent, approval, authorization, registration or filing under any applicable law, rule or regulation (other than those that have been obtained). We also have relied on the opinions, dated today and addressed to you, of Anne H. McNamara, Esq., Senior Vice President and General Counsel of the Company and AMR, and of Bingham Dana LLP, counsel for the Trustee, and we have made no investigation of law or fact as to the matters stated in such opinions. Our opinion is subject to all the assumptions, qualifications and limitations contained in such opinions.

         This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinions expressed herein are based on facts and circumstances set forth in the Registration Statement, the Prospectus and the other documents reviewed by us. Such opinions are rendered only as of the date hereof, and could be altered or modified by changes in facts or circumstances, events, developments, changes in the documents reviewed by us, or changes in law subsequent to the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the captions "Legal Opinions" and "Certain Federal Income Tax Consequences" in the Prospectus included in such Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                                     Very truly yours,



                                                     /s/ DEBEVOISE & PLIMPTON